As filed with the Securities and Exchange Commission on November 3, 2000

                 U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549
                               __________________

                                   FORM  SB-2
                            REGISTRATION  STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              HYBRID  FUELS,  INC.
     (Exact  name  of  small  business  issuer  in  its  charter)


NEVADA                                2860                     88-0384399
(State or other jurisdiction of    (primary  standard        (I.R.S. Employer
 incorporation  or organization)   industrial code)       Identification Number)


                          #214 - 2791 HIGHWAY 97 NORTH
                    KELOWNA, BRITISH COLUMBIA, CANADA V1X 4J8
                       (250) 764-0352, FAX (250) 764-0855
     (Address  and  telephone  number  of  principal  executive  offices)

            AGENT FOR SERVICE:                       WITH A COPY TO:
          CLAY LARSON, PRESIDENT                     TOLAN F. FURUSHO
           HYBRID  FUELS,  INC.                     ATTORNEY  AT  LAW
       #214 - 2791 HIGHWAY 97 NORTH           12729 NORTHUP AVENUE, SUITE 1A
KELOWNA, BRITISH COLUMBIA, CANADA V1X 4J8      BELLEVUE, WASHINGTON 98005
              (250)764-0352                           (425)452-8639
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION  OF  REGISTRATION  FEE
-------------------------------------------------------------------------------
   TITLE OF EACH                   PROPOSED         PROPOSED
     CLASS OF       AMOUNT          MAXIMUM          MAXIMUM        AMOUNT OF
 SECURITIES TO BE   TO  BE      OFFERING PRICE      AGGREGATE     REGISTRATION
    REGISTERED     REGISTERED      PER UNIT      OFFERING PRICE        FEE
----------------  ------------  ---------------  ---------------  -------------
                  Maximum:                       $  1,000,000.00
  Class A           10,000,000  $         .10                     $      264.00
Common Stock      Minimum                              10,000.00
                       100,000  $         .10
----------------  ------------  ---------------  ---------------  -------------


================================================================================
NOTE: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 ( 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
================================================================================

     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

WE  WILL  AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION
IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION - [November 1, 2001]

                                   PROSPECTUS
                                NOVEMBER 1, 2000


                               HYBRID FUELS, INC.

                          #214 - 2791 HIGHWAY 97 NORTH
                    KELOWNA, BRITISH COLUMBIA, CANADA V1X 4J8
                                 (250) 764-0352


                        10,000,000 Shares of Common Stock
                        to be sold by Hybrid Fuels, Inc.

     This is a secondary public financing of common stock of Hybrid Fuels, Inc., and there is a public market which currently exists on the OTC Pink Sheets for shares of Hybrid Fuels, Inc.'s common stock. The price for the stock in this offering will be fixed. Hybrid Fuels, Inc. has operating losses to date and is still in the development stage. There may not be sufficient capital for the Issuer to implement its business plan and there may not be a market for the products it plans to sell.

     This is not an underwritten offering, and Hybrid Fuels, Inc.'s stock is not listed on any national securities exchange or the NASDAQ Stock Market, but is listed and quoted on the National Quotation's Bureau, Pink Sheets, symbol
"HRID". Hybrid Fuels, Inc. intends to apply to have its shares traded on a regional exchange or the OTC bulletin board under the symbol:

                                     "HRID"


                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE ___.

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this document. Hybrid Fuels, Inc. has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.


                              TABLE  OF  CONTENTS


PART I - PROSPECTUS                                                         Page
                                                                            ----

  Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

    Hybrid Fuels, Inc. Is In Its Earliest Stages of
    Development and May Never Become Profitable. . . . . . . . . . . . . . . . .

    Conflicts of Interest May Arise Between Companies
    Managed by Common Officers and Directors . . . . . . . . . . . . . . . . . .

    Hybrid Fuels, Inc.'s Agreement with Blue Mountain Packers, Ltd. As A "Non Arms Length" Transaction

    Hybrid Fuels, Inc. May Not Be Able To Obtain Further Financing

    Dependence on Use of Outside Factors for Product Sales . . . . . . . . . . .

    Dependence on Government Regulations

    Dependence on and Other Technology and Suppliers. . . . . . . . . . . . . .

    Government Regulation of Agriculture and Fuels Could Adversely
    Affect Hybrid Fuels, Inc.'s Profitability. . . . . . . . . . . . . . . . . .

    Government Regulation of Products Could Adversely Affect
    Viability of Hybrid Fuels, Inc.'s Sales and Profitability. . . . . . . . . .

    Heavy Dependence on Key Management Which Could
    Affect the Business of Hybrid Fuels, Inc.'s Business And Could
    Result in Delays or Business Failure . . . . . . . . . . . . . . . . . . . .

    Heavy Dependence on Outside Management Consultants and
    Technical Consultants in the Issuer's Line of Business . . . . . . . . . . .

    Product Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

    Effect of Unfavorable Publicity. . . . . . . . . . . . . . . . . . . . . . .

    Ability to Manage Growth . . . . . . . . . . . . . . . . . . . . . . . . . .

    Absence of Patent Protection . . . . . . . . . . . . . . . . . . . . . . . .

    Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

    No Assurance of Future Industry Growth . . . . . . . . . . . . . . . . . . .

    Potential Business Combinations Dilute Stockholder Value . . . . . . . . . .

    Potential Business Combinations Could Be Difficult to
    Integrate and Disrupt Business . . . . . . . . . . . . . . . . . . . . . . .

    Hybrid Fuels, Inc. May Enter Into New Line of
    Business Which Investors Could Not Evaluate. . . . . . . . . . . . . . . . .

    Hybrid Fuels, Inc. Has Minimal Operating History and
    Financial Results Are Uncertain. . . . . . . . . . . . . . . . . . . . . . .

    Hybrid Fuels, Inc. May Need Additional Financing
    Which May Not Be Available or Which May Dilute the
    Ownership Interests of Investors . . . . . . . . . . . . . . . . . . . . . .

    Hybrid Fuels, Inc.'s Common Stock Has a Minimal Trading History
    And Prices May Decline After the Offering. . . . . . . . . . . . . . . . . .

    Investors May Face Significant Restrictions on the Resale of
    Hybrid Fuels, Inc.'s Stock Due to State Blue Sky Laws. . . . . . . . . . . .

    Investors May Face Significant Restrictions on the Resale
    Of Hybrid Fuels, Inc.'s Stock Due to Federal Penny
    Stock Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Determination of Offering Price. . . . . . . . . . . . . . . . . . . . . . . .

  Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Directors, Executive Officers, Promoters and Control Persons . . . . . . . . .

  Security Ownership of Certain Beneficial Owners and Management . . . . . . . .

  Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .

  Interest of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . . .

  Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities . . . . . . . . . . . . . . . . . . . . . . . .

  Description of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Management's Discussion and Analysis or Plan of Operation. . . . . . . . . . .

  Description of Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Certain Relationships and Related Transactions . . . . . . . . . . . . . . . .

  Market for Common Equity and Related Stockholder Matters . . . . . . . . . . .

  Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Changes In and Disagreements With Accountants on Accounting
  And Financial Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .

PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

  Indemnification of Directors and Officers. . . . . . . . . . . . . . . . . . .

  Other Expenses of Issuance and Distribution. . . . . . . . . . . . . . . . . .

  Recent Sales of Unregistered Securities. . . . . . . . . . . . . . . . . . . .

  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

  Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

PART  I  -  PROSPECTUS
----------------------

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

     HYBRID  FUELS,  INC.

     Hybrid Fuels, Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located in Kelowna, British Columbia, Canada.

     The primary objective of the business is to build smaller scale, farm ethanol facilities which involves a number proprietary technologies exclusively owned by the Issuer by way of an acquisition of Hybrid Fuels (Canada), Inc. and Hybrid Fuels, USA, Inc. on a share for share basis. This proprietary technology permits the conversion of straw or other low-grade cellulositics to a high grade food, with a food value equal to high-grade oats. Other proprietary technology involves the design of a bio-gas burner which burns manure and bedding straw. This technology eliminates ground and ground-water contamination and produces most of the energy required for the facility by supplying heat for fermentation and vaporization and for the operation of a greenhouse, if desired. Another exclusive proprietary technology is a vegetable based formula which allows diesel and ethanol to emulsify. This hybrid fuel reduces particulate emissions without reduction in power when used in an unaltered diesel engine.

     The Issuer has recently deposited funds, in a trust account, pursuant to an agreement to purchase a beef processing plant in Salmon Arm, British Columbia, Canada, owned by Mega Holdings, Ltd. The Issuer has an agreement to purchase the beef processing facility, land, buildings and equipment for $3,000,000 Canadian Dollars. The "non-operational" and "as is" value of the beef processing plant, land, buildings and equipment, as per a 1996 real estate appraisal, was over $4,990,000 Canadian Dollars. The Issuer has not completed the transaction to purchase the facility, land, buildings equipment, but intends to do so in accordance with the purchase agreement. Upon completion of this purchase, the beef processing plant will be operated by Blue Mountain Packers, Ltd., a British Columbia corporation. The Issuer intends that Blue Mountain Packers, Ltd. will be a wholly owned subsidiary of the Issuer and will operate this beef processing business. Blue Mountain Packers, Ltd. recently received certification by the Canadian Food Inspection Agency of the Government of Canada, Department of Agriculture, for the facility to engage in the processing of Canadian beef. The Issuer may seek other potential investment opportunities in related or unrelated businesses. See "Use of Proceeds"

     In the acquisition of Hybrid Fuels (Canada), Inc., and Hybrid Fuels, USA, Inc., Hybrid Fuels, Inc., the Issuer, acquired a number of proprietary technologies including:

     (1) technology which promotes the conversion of straw and other low-grade cellulositics to a high-grade food, with a food value equal to high-grade oats for animal feed.

     (2) a bio-gas burner which burns waste material including manure and straw and has the capacity to supply the energy requirement of the full ethanol operation;

     (3) a formula which causes diesel fuel, wet ethanol and vegetable oil residual compound to emulsify. This formula can be used effectively and efficiently in an unaltered diesel engine.

     (4) a fermentation process yielding full conversion in approximately 16 hours which involves grain preparation, simultaneous enzyme injection with yeast inoculation at unusual temperatures in a water base. There is substantial savings in plant costs due to reduced tankage volumes, equipment needs, building costs and labor.

     (5) the innovative use of multiple heat exchangers with resultant reduced energy costs of production.

     (6) a unique design of equipment which efficiently reduces the energy and time costs of drying wet distillers grains to practical feed moisture content.

     (7) a separating column which yields 190 proof spirits in a single pass which is very economical to manufacture and operate.

     (8) a process of handling pig manure which involves screening and separation of the liquids and solids, reduction of the solids in a gasifier unit and sparging of the liquid portion and burning of the odorous gasses of sparge to effect a virtually odorless pig farm operation.

     (9) A bifurcated root feeding system mainly for hydroponic greenhouse use for tomatoes which results in greatly increased fruit yields.

     The Issuer will use the proceeds from this offering to further its business plan, establish banking liaisons and other financial partnerships, both governmental and in the private sector, and possible joint ventures to operate a full service beef processing plant combined with feedlot fuel facilities which feed cattle and produce the hybrid fuels.

     Should the Issuer sell all of the common shares of stock by way of this registration statement and proposed financing, then the Issuer will devote a substantial portion of its business efforts to obtain further financing in order to complete the purchase of the beef processing facilities, land, buildings and equipment currently owned by Mega Holdings, Ltd.

     BACKGROUND  ON  THE  ISSUER  AND  DEVELOPER  OF  THE  TECHNOLOGIES

     The Issuer is a development stage company which originally incorporated in the state of Florida on February 16, 1960. In May, 1998, the Issuer changed its domicile to the state of Nevada and its corporate name to Hybrid Fuels, Inc. The Issuer acquired all of the issued and outstanding shares of stock of Hybrid Fuels (USA), Inc. and 330420 BC, Ltd., which changed its name to Hybrid Fuels (Canada), Inc. In acquiring all of the issued and outstanding shares of stock of Hybrid Fuels (Canada), Inc. and Hybrid Fuels, USA, Inc., the Issuer became entitled to full ownership and use of all of the intellectual property including the trade secrets and proprietary technology as described herein,

     The Issuer is dependent upon this offering of common shares of stock to begin the initial phase of its business plan and to further implement its plan to further finance the Issuer so that the Issuer may seek additional financing to complete the purchase of the beef processing facility, land, buildings and equipment from Mega Holdings, for a purchase price of $3,000,000 Canadian dollars. THERE IS NO ASSURANCE THAT THE ISSUER WILL BE ABLE TO OBTAIN ANY FURTHER FINANCING WHATSOEVER OR WHETHER THE COMMON SHARE OF STOCK OFFERED HEREIN WILL HAVE ANY VALUE. The Issuer intends to acquire the issued and outstanding shares of Blue Mountain Packers, Ltd., the proposed operator of the beef processing facility, and operate Blue Mountain Packers, Ltd. as a wholly owned subsidiary. The Issuer and Blue Mountain Packers, Ltd., a British Columbia corporation, will have similar Officers and Directors and must be considered as a "non-arms length" transaction.


     MARKET  OPPORTUNITY

     The Issuer believes that there is a large worldwide market for the Issuer's alternate fuels and derivative products. This technology allows farm operations to benefit substantially from the cost effective energy operations and the proprietary technology for the enhancement of food values with a less expensive feed for livestock. There are many other technologies provided by the Issuer for the operation of farm facilities and equipment, as well as the recycling of animal waste into energy used to create the hybrid fuel.

     The conventional production of alcohol throughout history is well established and all of the production costs and the yield of various grains and sugars are well documented. The benefits of most of the byproducts in animal feed programs are well proven and documented. The market for ethanol (alcohol) for fuel use is firmly established and substantial.

     Energy costs, aside from grain purchase, are a major obstacle against ethanol. The phrase "Energy Balance" can be explained by stating it to be the cost or energy expended to recover a given quantity of ethanol. This source of energy is almost, without exception, non-renewable much in the same manner as natural gas, coal, petroleum, etc. It is rare to find a distillery operating with "plus energy balance". The innovative use of heat exchanging equipment is one of the Issuer's technologies with a potential worldwide market, and gives the hybrid fuels process a much more favorable energy balance..

     The  Issuer  has  devised  several   systems  of  agriculture   integration
procedures which provides cost effective operations for the facility.


     NAME,  ADDRESS,  AND  TELEPHONE  NUMBER  OF  REGISTRANT

     Hybrid  Fuels,  Inc.
     #214-2791  Highway  97  North
     Kelowna,  British  Columbia,  Canada  V1X  4J8
     (250)  764-0352,  fax  (250)  764-0855


     THE  OFFERING

     Hybrid Fuels, Inc. is offering up to 10,000,000 shares of its common stock at $.10 per share. Hybrid Fuels, Inc.'s common shares of stock are currently trading on the National Quotations Bureau's "Pink Sheets" and the Issuer will apply to the OTC Bulletin Board and/or a regional stock exchange along with filing with the SEC.


                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the shares of common stock of Hybrid Fuels, Inc. Investing in Hybrid Fuels, Inc.'s shares of common stock involves a high degree of risk. Any of the following risks could adversely affect Hybrid Fuels, Inc.'s business, financial condition and results of operations and could result in a complete loss of your investment.

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN

     You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Hybrid Fuels, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Hybrid Fuels, Inc. described in "Risk Factors" and elsewhere in this prospectus.

RISKS  RELATED  TO  HYBRID  FUELS,  INC.'S  BUSINESS

     Hybrid Fuels, Inc.'s successful implementation of its business plan is dependent on a number of factors that should be considered by prospective investors. Hybrid Fuels, Inc. has only recently acquired its principal asset, that of proprietary technologies. It is a new business for this company and the Issuer has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Hybrid Fuels, Inc. will provide a return on investment in the future.

     Hybrid Fuels, Inc. Is In Its Earliest Stages Of Development And May Never
     ---------------------------------------------------------------------------
     Become Profitable
     -----------------

     Hybrid Fuels, Inc. is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a "start up" venture that may incur net losses for the foreseeable future. Hybrid Fuels, Inc. has operating losses from the initial implementation of its business and operations, and it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever being profitable. Hybrid Fuels, Inc.'s success is dependent on a number of factors that should be considered by prospective investors. The Issuer has only recently acquired its principal assets in the form of proprietary technologiesIt is a relatively new business venture and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Hybrid Fuels, Inc. will provide a return on investment in the future.

     Conflicts Of  Interest  May  Arise  Between  Companies  Managed  By  Common
     ---------------------------------------------------------------------------
     Officers And  Directors
     -----------------------

     Mr. Clay Larson, the President and Board Chairman of the Issuer, has projected that the Issuer will acquire the issued and outstanding shares of Blue Mountain Packers, Ltd., a British Columbia corporation, and operate that corporation as a wholly owned subsidiary of the Issuer. It is proposed that John Morrison, Chartered Accountant, shall be the Secretary and Chief Financial Officer of Blue Mountain Packers, Ltd., as well as Secretary and Chief Financial Officer of the Issuer. Although the share structure of Blue Mountain Packers, Ltd. has yet to be determined, the Issuer intends that Blue Mountain Packers, Ltd. will be a wholly owned subsidiary and the Issuer may have similar officers and directors.

     Hybrid  Fuels,  Inc.'s Agreement With Blue Mountain Packers, Ltd  As A "Non
     ---------------------------------------------------------------------------
     Arms Length"  Transaction
     -------------------------

     Hybrid Fuels, Inc., the Issuer, intends to acquire the issued and outstanding shares of Blue Mountain Packers, Ltd., a British Columbia corporation, and operate that company as a wholly owned subsidiary of the Issuer. At that time, Blue Mountain Packers, Ltd. will have the same Secretary and Chief Financial Officer as the Issuer. That Secretary and Chief Financial Officer will be John Morrison, Chartered Accountant. Therefore, any and all transactions with Blue Mountain Packers, Ltd. must be considered as a "non arms length" transaction. See "Conflicts of Interest May Arise Between Companies Managed By Common Officers And Directors.

     Hybrid  Fuels,  Inc.  May  Not  Be  Able  To  Obtain  Further  Financing
     ------------------------------------------------------------------------

     Hybrid Fuels, Inc. cannot complete its business plan even if all of its common shares of stock are sold by way of this financing and registration statement. The Issuer must obtain subsequent equity financings and/or loans from outside sources to complete its first year's operations and to complete the purchase of the beef processing plant, land, buildings and equipment owned by Mega Holdings, Ltd. The Issuer can facilitate a share exchange for the acquisition of all of the issued and outstanding shares of Blue Mountain Packers, Ltd., of British Columbia, Canada, which appears to be a primary profit center for the Issuer if the Issuer can complete the purchase of the beef processing plant, land, buildings and equipment. FURTHER, HYBRID FUELS, INC. NEEDS ADDITIONAL DEVELOPMENT CAPITAL TO ALLOW THE COMPANY TO IMPLEMENT ITS BUSINESS OPERATIONS. Similarly, any dispute between the Issuer and Mega Holdings, Ltd. and/or Blue Mountain Packers, Ltd. (or their successors, if any) could impair the Issuer's ability to fully exploit its business plan and purchase rights. Any termination or impairment of the Issuer's purchase rights due to circumstances under the control of Mega Holdings, Ltd., or others with an interest in the business or its products, could prevent Hybrid Fuels, Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

     Dependence  On  Use  Of  Outside  Factors  For  Product  Sales
     --------------------------------------------------------------

     If the use of alternate fuels and alternate fuel derivative products and the growth of this specialized and segmented market for alternate fuels and fuel derivative products does not continue, Hybrid Fuels, Inc. may not achieve the customers necessary for sustaining revenues and achieving profitable operations. Hybrid Fuels, Inc.'s future revenues and profits, if any, substantially depend upon the widespread acceptance and use of these alternate fuels as an effective energy source for agriculture applications and to their related businesses. Rapid growth in the use of alternate fuels has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficient number of consumers may not use the alternate fuels and alternate fuel derivative as an energy source for agriculture and its related businesses. Even if use of alternate fuels and alternate fuel derivative products continues to increase, at a conservative or aggressive rate of growth, there is no assurance that consumers would seek these products from Hybrid Fuels, Inc., the Issuer. Alternate fuels or alternate fuel derivative products may not be a viable long term commercial business. Hybrid Fuels, Inc. will need to overcome the commercial and industrial acceptance of petroleum based fuels in the worldwide marketplace. There can be no assurances that the Issuer will be able to overcome the acceptance of petroleum based fuels in the marketplace and sell the Issuer's products to any extent.

     Dependence  On  Government  Regulations
     ---------------------------------------

     The market for alternate fuels and alternate fuel derivative products is characterized by rapidly changing technology, evolving industry standards, changes in users' needs and frequent new product introductions. Hybrid Fuels, Inc.'s future success will depend, in part, on Hybrid Fuels, Inc.'s use of leading technologies to provide products to its customer base. There can be no assurance that Hybrid Fuels, Inc. will be successful in using new technologies effectively, developing new products or enhancing existing products on a timely basis. Many of these products are subject to government testing and the Issuer could be adversely affected if the government subjects the alternate fuel industry to testing and other restrictions.

     Hybrid Fuels, Inc.'s success also depends on continued use and expansion of the alternate fuel and alternate fuel derivative products. The Issuer may not be able to sustain the delivery of products by the projected and continuing growth in the industry. The growth in volume of product sales may create fulfillment instabilities. Such instabilities may have an adverse affect on Hybrid Fuels, Inc.'s operations and business if they are not addressed. The alternate fuel industry could also lose its viability due to delays in the development or adoption of new standards and protocols enacted by governmental agencies. This may affect the Issuer's activity, security, reliability, costs, accessibility, and quality of operations. Hybrid Fuels, Inc.'s technology and operations may be vulnerable to governmental rules and regulations pertaining to the alternate fuel industry over which the Issuer has no control. These regulations or industry problems, caused by governmental agencies or other third parties, could lead to interruptions, delays or cessation of the business of Hybrid Fuels, Inc., the Issuer.

     Dependence  On  Other  Technology  Or  Suppliers
     ------------------------------------------------

     The Issuer is not dependent upon other technology or specialized suppliers to operate its business. Hybrid Fuels, Inc. will rely upon normal channels of suppliers to operate its business, The primary source of raw materials needed to operate the Issuer's business is mainly comprised of materials which are readily available. The Issuer believes that it will be able to secure alternative suppliers, if needed and therefore will not significantly limit its ability to service its existing customers. The Issuer believes that it is not dependent on particular suppliers and therefore would not be limited in its ability to expand to new markets. Therefore, the dependency on specific supplier is not an issue, which could, in turn, have a material adverse effect on its business, financial condition and results of operations.

     Government  Regulation Of Agriculture Could Adversely Affect Hybrid Fuels,
     ---------------------------------------------------------------------------
     Inc's Corporation's  Profitability
     ----------------------------------

     Existing or future legislation could limit growth in the use of alternate fuel products, which would curtail or eliminate Hybrid Fuels, Inc.'s revenue growth. Statutes and regulations directly applicable to the energy and agriculture industry are becoming more prevalent. The law remains largely unsettled, however, even in areas where there has been legislative action. It may take years to determine whether and how existing laws governing intellectual property, proprietary technologies, alternate energy sources, and agriculture affect the alternate fuel industry. In addition, the growth and development of the alternate fuels and alternate fuels derivative products may prompt calls for more stringent consumer protection laws, in the United States, Canada and abroad. It is possible that the United States, Canada or other local or foreign jurisdictions may seek to impose further regulations on the energy and agriculture industry which may further cause regulatory obligations on Hybrid Fuels, Inc. If one or more states or any foreign country successfully asserts that Hybrid Fuels, Inc. should be regulated on its products, it could also prevent Hybrid Fuels, Inc.'s business from growing as projected or expose it to unanticipated liabilities.

     Any new regulation, testing requirement or taxation of Hybrid Fuels, Inc.'s products or systems could damage Hybrid Fuels, Inc.'s business, affect the profitability and perhaps the viability of its business plan, causing the price of its common stock to decline. Such regulation or taxation could prove to be burdensome, and impose significant additional costs on Hybrid Fuels, Inc.'s business or subject it to additional liabilities. As the alternative fuels industry and alternative fuels derivative products continues to evolve, increasing regulation by federal, state, or foreign agencies becomes more likely. Such regulation is likely to be in the areas of content, disclosure and quality of products and services. Taxation of the alternate fuels and alternate fuels derivative products imposed by government agencies could limit Hybrid Fuels, Inc.'s sales, revenue growth and future profitability. In addition, any regulation imposing taxes and testing criteria for the alternate fuels industry could result in a decline in the use of alternate fuels and alternate fuels products and services and the viability of alternate fuels use and sales, which could have a material adverse effect on Hybrid Fuels, Inc.'s business, results of operations, and financial condition.

     Government  Regulation  Of Products Could Adversely Affect The Viability Of
     ---------------------------------------------------------------------------
     Hybrid Fuels,  Inc.'s  Products  Sales  And  Profitability
     ----------------------------------------------------------

     In the United States and Canada, state, provincial and/or federal government regulations may restrict the use and sale of alternate fuels derivative products. The state, provincial and/or federal government regulations of the alternate fuels and alternate fuels products and other related technologies and products could result in the way Hybrid Fuels, Inc. markets and sells its systems and products. This could result in restrictions on the technology, the products and systems that Hybrid Fuels, Inc. offers its customers with significant additional expense. The implementation of the systems and the manufacturing and sale of the alternate fuels and alternate fuels products  of  the  Issuer  's  could  be  affected  by  future  legislation  and regulation. Additional expense to the Hybrid Fuels, Inc.'s systems and product(s) could result in a decrease in its stock price. Hybrid Fuels, Inc.'s efforts to comply with existing laws and regulations may be costly, may force it to change its selling strategy and may not be successful. The Issuer, Hybrid Fuels, Inc., cannot assure its investors that it will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting its business plan significantly.

     Heavy  Dependence  On Key  Management  Which Could  Affect The  Business Of
     ---------------------------------------------------------------------------
     Hybrid Fuels, Inc. And Could Result In Delays Or Business Failure
     -----------------------------------------------------------------

     Mr. Clay Larson is serving as Hybrid Fuels, Inc.'s President and Board Chairman. Mr. John Morrison is serving as Hybrid Fuels, Inc.'s Secretary, Director and Chief Financial Officer. The loss of Mr. Larson's and/or Mr. Morrison's services may hamper Hybrid Fuels, Inc.'s ability to implement its business plan, and could cause its stock to be worthless. Hybrid Fuels, Inc. will be heavily dependent upon Mr. Larson's and Mr. Morrison's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that their need to consult with outside technical consultants may result in delay(s) in progress towards the completion of the Hybrid Fuels, Inc.'s systems and product development and implementation of its business plan. Hybrid Fuels, Inc. does not have employment agreements with all of their management and key personnel and there is no assurance that management will continue to manage its affairs in the future. Hybrid Fuels, Inc. has not obtained a key man life insurance policy on Mr. Larson, Mr. Morrison or other management. Hybrid Fuels, Inc. could lose the services of Mr. Larson, Mr. Morrison or other personnel and management which would have a significant adverse effect on its business and could cause the price of its stock to decline or become worthless. The services of Mr. Larson, Mr. Morrison and others would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of Hybrid Fuels, Inc.'s business activity, investors should carefully and critically assess Mr. Larson's and Mr. Morrison's background as well as other management's backgrounds in addition to the technology. See "Directors and Executive Officers".

     Heavy   Dependence  On  Outside   Management   Consultants   And  Technical
     ---------------------------------------------------------------------------
     Consultants  In The Issuer's Line Of Business
     ---------------------------------------------

     Mr. Clay Larson and other key management have no significant experience in the marketing of alternate fuels and alternate fuels derivative products. Mr. Clay Larson is a corporate lawyer by profession and is not a scientist, engineer or energy specialist and must rely upon other consultants and professionals in the alternate fuel industry for business decisions. As a result, Hybrid Fuels, Inc. will likely need to continue to rely on others who understand the alternate fuel technology and alternate fuels and alternate fuels product sales and marketing. Because of lack of experience in this line of business, Hybrid Fuels, Inc. may overestimate the marketability of the Hybrid Fuels, Inc.'s alternate fuels system and products and may underestimate the costs and difficulties associated with selling and distributing of the alternate fuels and alternate fuels products. Any such unanticipated costs or difficulties could prevent Hybrid Fuels, Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

     Product  Liability
     ------------------

     Hybrid Fuels, Inc., like other alternate fuels technology suppliers, must carry product liability insurance for the systems and alternate fuels products which may be defective. Hybrid Fuels, Inc. may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible reactions and interactions with other products. Hybrid Fuels, Inc. relies on third party suppliers for its components for finished alternate fuels. Hybrid fuels, Inc.
currently has no product liability insurance coverage. Although Hybrid Fuels, Inc. warrants that the finished alternate fuels will be as described and provides indemnification to the end-user for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the credit-worthiness of the indemnifying party. In the event that Hybrid Fuels, Inc. does not have adequate indemnification, product liabilities relating to its products could have a material adverse effect on its business, financial condition and results of operations. At the present time, Hybrid Fuels, Inc. does not carry product liability insurance and the Issuer believes that there is no significant need for product liability insurance at this time.

     Effect  Of  Unfavorable  Publicity
     ----------------------------------

     Hybrid Fuels, Inc. believes that the alternate fuels market is affected by local and national media attention regarding the various components in the energy industry. Future energy technology and technology research or publicity may not be favorable to the energy industry, the alternate fuels industry or to any related industry and may not be consistent with earlier favorable research or publicity. Because of Hybrid Fuels, Inc.'s partial dependence associated on consumer's perceptions of the energy and alternate fuels industry, any adverse publicity associated with similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on Hybrid Fuels, Inc.'s business, financial condition and results of operations. Hybrid Fuels, Inc. is dependent upon consumers' perceptions of quality and energy-effective usefulness of its products. Thus, the mere publication of reports asserting that such alternate fuels systems or alternate fuels products may be non essential or not energy proficient or questioning the efficacy of the technology could have a material adverse effect on Hybrid Fuels, Inc.'s business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed inadequacies would be scientifically proven for such systems or products.

     Ability  To  Manage  Growth
     ---------------------------

     Hybrid Fuels, Inc.'s ability to manage growth depends, in part, upon its ability to develop and expand operating, management, information and financial systems, and production capacity, which may significantly increase its future operating expenses. No assurance can be given that Hybrid Fuels, Inc.'s business will grow in the future or that it will be able to effectively manage such growth. Hybrid Fuels, Inc.'s inability to manage its growth successfully could have a material adverse effect on its business, financial condition and results of operations.

     Absence  Of  Patent  Protection
     -------------------------------

     The Hybrid Fuels, Inc. system and product technology are not protected by patents and are currently proprietary. The Issuer does plan to investigate the ability to patent certain systems within the total technology upon completion of the research and development of the marketable Hybrid Fuels, Inc.'s system(s) and products. Hybrid Fuels, Inc.'s believes that all of its products are safe from piracy due to the uniqueness of the technology and that applying for patent protection could possibly harm the Company instead of protecting it at this stage of its development. Accordingly, there can be no assurance that Hybrid Fuels, Inc.'s products, even with patent protection, will not be copied in some fashion and used to compete with the Hybrid Fuels, Inc.'s proprietary technologies. Any such unintended copying of products may result in significant market competition, adverse publicity and/or product liability claims which could have a material adverse effect on Hybrid Fuels, Inc.'s business, financial condition and results of operations.

     Competition
     -----------

     The alternate fuels and alternate fuels products industry is new, rapidly evolving and minimally competitive, and Hybrid Fuels, Inc. expects competition to intensify in the future. Hybrid Fuels, Inc. believes that it has an international market, with virtually little known competition however, if the Issuer and the alternate fuels industry generally fails to attract and retain a large customer base, then Hybrid Fuels, Inc. declines in its projected revenue and a loss of market share. Hybrid Fuels, Inc. does not know of a direct competitor in the industry. The alternate fuels and alternate fuels derivative systems and products market is not very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. Hybrid Fuels, Inc. will compete with a variety of other companies, including traditional suppliers products and services.

     No  Assurance  Of  Future  Industry  Growth
     -------------------------------------------

     There can be no assurance that the alternate fuels and alternate fuels derivative products market is viable or that such projected growth will occur or continue. Market data and projections such as those presented in this prospectus are inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond Hybrid Fuels, Inc.'s control. An adverse change in the size or growth rate of the market for alternate fuels and alternate fuels derivative products is likely to have a material adverse effect on Hybrid Fuels, Inc's business, financial condition and results of operations.

     Potential  Business  Combinations  Dilute  Stockholder  Value
     -------------------------------------------------------------

     Because Hybrid Fuels, Inc. may not be successful in developing a viable market for the alternate fuels and alternate fuels products and systems to agricultural and business users, its management will spend a significant portion of the time it devotes to evaluating other business opportunities that may be available to Hybrid Fuels, Inc. In the event of a business combination, the ownership interests of holders of existing shares of Hybrid Fuels, Inc.'s shares of stock will be diluted. Due to its limited financial resources, the only way Hybrid Fuels, Inc. will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

     Any asset acquisition or business combination would likely include the issuance of a significant amount of Hybrid Fuels, Inc.'s common shares of stock, which would dilute the ownership interest of holders of existing shares of stock, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Hybrid Fuels, Inc.'s stockholders may not have an opportunity to vote on whether to approve it. For example, Hybrid Fuels, Inc.'s Board of Directors may decide to issue a significant amount of shares of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Hybrid Fuels, Inc.'s officers and directors must exercise their powers in good faith and with a view to the interests of the corporation.

     Potential Business Combinations Could Be Difficult To Integrate And Disrupt
     ---------------------------------------------------------------------------
     Business
     --------

     Any acquisition of or business combination with another company could disrupt Hybrid Fuels, Inc.'s ongoing business, distract management and employees and increase its expenses. If Hybrid Fuels, Inc. acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Hybrid Fuels, Inc. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit Hybrid Fuels, Inc.'s profitability and decrease the value of its shares of stock. In addition, Hybrid Fuel, Inc.'s liquidity and capital resources may be diminished prior to, or as a result of, consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the business entity which Hybrid Fuels, Inc. may eventually acquire.

     Hybrid  Fuels,  Inc. May Enter In To New Line Of Business  Which  Investors
     ---------------------------------------------------------------------------
     Could Not Evaluate
     ------------------

     In the event of a business combination, acquisition, or change in shareholder control, Hybrid Fuels, Inc. may enter in to a new line of business which an investor did not anticipate and in which that investor may not want to participate. Hybrid Fuels, Inc. may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Hybrid Fuels, Inc.'s common shares of stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Hybrid Fuels, Inc.'s management. New management may decide not to continue to implement Hybrid Fuel's, Inc.'s current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Hybrid Fuels, Inc.

FINANCIAL  RISKS


     Hybrid  Fuels, Inc. Has Minimal Operating History and Financial Results Are
     ---------------------------------------------------------------------------
     Uncertain
     ---------

     Hybrid Fuels, Inc. is a development stage company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. Hybrid Fuels, Inc. faces all the risks of a new business. As a result of Hybrid Fuels, Inc.'s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Its revenue and income potential is unproven and its business model is still emerging. As such, there is no assurance that Hybrid Fuels, Inc. will provide a return on investment in the future. An investor in Hybrid Fuels, Inc.'s common shares of stock must consider the challenges, risks and uncertainties frequently encountered by development-stage companies using new and unproven business models in new and rapidly evolving markets. These challenges include, but are not limited to, the ability to:

     1.   execute the Hybrid Fuels, Inc.'s business plan;

     2. create significant sales of alternate fuels systems and derivative products;

     3.   manage growth in Hybrid Fuel, Inc.'s operations;

     4.   create a customer base on a cost-effective basis;

     5.   retain customers;

     6.   access additional capital when required;

     7.   attract and retain key personnel.

     Hybrid Fuels, Inc. cannot be certain that its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. Consumers of alternate fuels and alternate fuels systems and products may not purchase products from the Issuer, which would reduce the Issuer's revenues and prevent the Issuer from becoming profitable.


     Hybrid  Fuels,  Inc.  May  Need  Additional  Financing  Which  May  Not  Be
     ---------------------------------------------------------------------------
     Available, Or Which May Dilute The Ownership Interests Of Investors
     --------------------------------------------------------------------

     Hybrid Fuels, Inc.'s initial success and ability to initially implement its business plan will depend on its ability to raise capital by way of this Offering. No commitments to provide additional funds have been made by management or other shareholders. Hybrid Fuels, Inc. has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Hybrid Fuels, Inc. If not available, Hybrid Fuels, Inc.'s operations would be severely limited, and it would be unable to implement its business plan.


RISKS  RELATED  TO  THE  SECURITIES  MARKET


     Hybrid Fuels, Inc.'s Common Stock Has A Minimal Trading History, And Prices
     ---------------------------------------------------------------------------
     May Decline After The Offering
     -----------------------------

     There is a limited public market for Hybrid Fuels, Inc.'s common shares of stock and no assurance can be given that a more substantial market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Hybrid Fuels, Inc.'s common stock may decline below the offering price. If a more viable market should develop, the price may be highly volatile. In addition, an active public market for Hybrid Fuels, Inc.'s common shares of stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Hybrid Fuels, Inc.'s securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Hybrid Fuels, Inc.'s common shares of stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Hybrid Fuels, Inc.


     Investors May Face Significant  Restrictions On The Resale Of Hybrid Fuels,
     ---------------------------------------------------------------------------
     Inc.'s Stock  Due  To  State  Blue  Sky  Laws

     Because Hybrid Fuels, Inc.'s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares of stock and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Hybrid Fuels, Inc.'s securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Hybrid Fuels, Inc. does not know whether its shares of stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Hybrid Fuels, Inc.'s shares of stock.

     Accordingly, investors should consider the secondary market for Hybrid Fuels, Inc.'s securities to be a limited one. Investors may be unable to resell their shares of stock, or may be unable to resell it without the significant expense of state registration or qualification.


     Investors May Face Significant  Restrictions On The Resale Of Hybrid Fuels,
     ---------------------------------------------------------------------------
     Inc.'s Stock Due To Federal Penny Stock Regulations
     ---------------------------------------------------

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Hybrid Fuels, Inc's securities constitute a "penny stock" within the meaning of the rules, the rules would apply to Hybrid Fuels, Inc. and its securities. The rules may further affect the ability of owners of Hybrid Fuels, Inc.'s shares of stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related

-    to the promoter or the Issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

-    "boiler  room"   practices   involving  high  pressure  sales  tactics  and
     unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


                                 USE OF PROCEEDS

     The net proceeds to Hybrid Fuels, Inc. from the sale of the 10,000,000 shares of common stock offered by Hybrid Fuels, Inc. hereby at an assumed initial public offering price of $.10 (ten cents) per share are estimated to be $1,000,000. This Offering is a self-underwriting by the Issuer and the Issuer's management is responsible for the sale of the common shares of stock offered herein. As of the date of this Offering, Hybrid Fuels, Inc. does not have any agreement with any broker/dealer to participate in the sale of common shares of stock of the Issuer. IF ONLY THE MINIMUM AMOUNT OF 100,000 COMMON SHARES OF STOCK ARE SOLD THEN THE ENTIRE AMOUNT OF $10,000 SHALL BE USED TO ADVANCE THE DEVELOPMENT OF THE HYBRID FUELS, INC. SYSTEM AND PRODUCTS AND WORKING CAPITAL. INVESTORS SHOULD BE AWARE THAT IF THE ISSUER IS ONLY ABLE TO SELL THE MINIMUM AMOUNT OF SHARES REGISTERED FOR SALE IN THIS OFFERING THAT THERE IS NO ASSURANCE THAT HYBRID FUELS, INC. WILL BE ABLE TO OBTAIN ANY ADDITIONAL FINANCING WHICH WOULD POSSIBLY MAKE THE ISSUER'S SHARES DECREASE SUBSTANTIALLY OR TO BECOME WORTHLESS. If the maximum amount of shares are sold by way of this Offering, Hybrid Fuels, Inc. expects to use the net proceeds in the following manner:

     Net Proceeds if all shares are sold by the Issuer: $1,000,000

           226,000  -  Debt  retirement
            70,000  -  Equipment  Purchases
           135,000  -  Alternate  Fuels  Plant  Construction
           270,000  -  Livestock  Purchase  (Cattle)
           299,000  -  Working  Capital

     Total Use of Proceeds: $1,000,000


     Net  Proceeds if only the minimum  amount of shares are sold by the Issuer:
     $10,000 These funds will be used for general corporate expenses and further financing expense.

     Hybrid Fuels, Inc. continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Hybrid Fuels, Inc. may use a portion of the proceeds for these purposes. Hybrid Fuels, Inc. is currently a party to an agreement with Mega
Holdings, Ltd. pertaining to the purchase of a beef processing plant, land, buildings and equipment for a purchase price of $3,000,000 Canadian Dollars. Hybrid Fuels, Inc. is not a party to any, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described herein with Mega Holdings, Ltd.

     Hybrid Fuels, Inc. has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, Hybrid Fuels, Inc.'s management will have significant flexibility in applying the net proceeds of the Offering.


                         DETERMINATION OF OFFERING PRICE

     Hybrid Fuels, Inc. arbitrarily determined the price of the Common Shares of Stock in this Offering. The offering price is not an indication of, and is not based upon, the actual value of Hybrid Fuels, Inc. The offering price bears no relationship to the book value, assets or earnings of Hybrid Fuels, Inc. or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                            SELLING SECURITY HOLDERS

     There  are  no  selling  security  holders.

                              PLAN OF DISTRIBUTION

     Hybrid Fuels, Inc. will sell a minimum of 100,000 shares and a maximum of 10,000,000 shares of its common stock to the public on a "best efforts" basis at $.10 (ten cents) per share. There can be no assurance that any of these shares will be sold. The gross proceeds to Hybrid Fuels, Inc. will be $1,000,000 if all the shares offered are sold by the Issuer. The gross proceeds to Hybrid Fuels, Inc. will be $10,000 if only the minimum amount of shares offered are sold by the Issuer. In the event that the Issuer sells the shares in the Offering, no commissions or other fees will be paid, directly or indirectly, by Hybrid Fuels, Inc., or any of its principals, to any person or firm in connection with solicitation of sales of the shares. A limited public market currently exists for shares of Hybrid Fuels, Inc.'s common stock. Hybrid Fuels, Inc. intends to apply to have its shares traded on a regional stock exchange and/ or the OTC bulletin board under the symbol "HRID".


                                LEGAL PROCEEDINGS

     Hybrid Fuels, Inc. is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against Hybrid Fuels, Inc. or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer of Hybrid Fuels, Inc.:


NAME             AGE        POSITION
-----------      ---        --------------------------

Clay Larson       59        President, Board Chairman

Gordon Colledge   57        Vice-President, Director

John Morrison     66        Secretary, Director


     THE ABOVE OFFICER AND DIRECTOR, JOHN MORRISON, IS AN OFFICER AND DIRECTOR OF BLUE MOUNTAIN PACKERS, LTD, AND, AS SUCH, ALL TRANSACTIONS BETWEEN BLUE MOUNTAIN PACKERS, LTD. AND THE ISSUER MUST BE CONSIDERED AS "NON ARMS LENGTH" TRANSACTION AND MUST BE TAKEN INTO CONSIDERATION AS A POSSIBLE CONFLICT BY ALL INVESTORS.

     On September 26, 2000, the Board of Directors was elected and installed. These officers and directors of Hybrid Fuels, Inc. will serve for a term of 2 years unless otherwise notified by way of a Directors Meeting. Thereafter, the directors will be elected for two-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement.


     Clay  Larson,  President  and  Board  Chairman
     ----------------------------------------------

     Clay Larson is a graduate of the University of British Columbia (1972), with an LLB degree. Mr. Larson is a corporate lawyer with 28 years experience in corporate and business law. Clay Larson was elected President and Board Chairman in June, 1999 and has served as the Issuer's President and Board Chairman since that time. Mr. Larson has been the managing director of the Issuer and has exchanged his management services for 1,200,000 restricted shares of stock in the Company, and a salary of $6,000 USD per month.

     Mr. Larson has over 25 years of "hand's on" experience in business and business management in addition to his law practice and financial services.


     Gordon  Colledge,  Vice-President  and  Director
     ------------------------------------------------

     Gordon Colledge is a counselor and instructor in family studies at Lethbridge Community College. Assigned to work with farm and ranch families, Mr. Colledge knows the value of cost effective ranching and farming. It was in this counseling capacity that Mr. Colledge became knowledgeable with the Issuer's proprietary technology and the positive effect that these technologies have for small to large farms and ranches. Gordon Colledge earned recognition on the Premier's Council in Alberta for his support of Alberta families.

     Mr. Colledge attended the University of Lethbridge and is currently a student at the University of Great Falls in Montana. Gordon Colledge has worked with dozens of towns and communities in Western Canada on community development projects through WESTARC, an applied research group at the University of Brandon, Manitoba. Mr. Colledge earned an international Teaching Excellence Award from the University of Texas at Austin. Mr. Colledge will exchange his services for restricted common shares of stock of the Issuer in an amount that has yet to be determined.


     John  Morrison,  Chartered  Accountant,  Secretary/Treasurer  and  Director
     ---------------------------------------------------------------------------

     John Morrison is a Chartered Accountant and a graduate of University of North Dakota (1966), with a degree in accounting. Mr. Morrison has over 30 years of experience in accounting, financial and operational management. His main expertise is in accounting, tax and advisory services.

     Mr. Morrison was elected Secretary/Treasurer, Chief Financial Officer and Director of the Issuer in September, 2000 and will exchange his services for restricted common shares of stock in the Issuer, and a consulting fee of $150. per hour (Cdn), plus restricted shares of stock of the Issuer. The amount of shares of stock as compensation has yet to be determined and subject to the amount of time necessary to implement the Issuer's business plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 1, 2000 the Issuer's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Hybrid Fuels, Inc. to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.


                                                           Percentage of
Name                                         Shares Owned  Shares Owned

Clay Larson, President and Board Chairman
740 Westpoint Court
Kelowna, British Columbia, Canada V1Z 8H4       1,200,000   .0609%

Gordon Colledge
2213 27th Avenue South
Lethbridge, Alberta, Canada T1K 6K4               212,000   .0107%

John Morrison, Chartered Accountant
439 View Crest Road                              (To Be
 Kelowna, British Columbia, Canada V1W 4K1       Determined)

Sir Donald Craig                                1,850,000
                                                            .0939%

Killalow, Ltd.                                  2,000,000
                                                            .1016%

Auchengrey, Ltd.                                2,000,000
                                                            .1016%
                                           ---------------  ------

ALL EXECUTIVE OFFICERS & DIRECTORS AS A         1,200,000   .0717%
GROUP
                                           ---------------  ------

                            DESCRIPTION OF SECURITIES

     The following description of Hybrid Fuels, Inc.'s capital shares of stock is a summary of the material terms of its capital shares of stock. This summary is subject to and qualified in its entirety by Hybrid Fuels, Inc.'s Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The authorized capital stock of Hybrid Fuels, Inc. consists of 50,000,000 shares of Common Stock having a par value of $0.001 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Hybrid Fuels, Inc.'s common stock.

     The holders of shares of common stock of Hybrid Fuels, Inc. do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Hybrid Fuels, Inc.'s directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Hybrid Fuels, Inc., the shareholders are entitled to receive, ratably, the net assets of Hybrid Fuels, Inc. available to shareholders after payment of all creditors.

     All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of Hybrid Fuels, Inc.'s common stock are issued, the relative interests of existing shareholders may be diluted.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Tolan S. Furusho, Attorney at Law, was employed on a contingent basis in connection with the registration or offering of Hybrid Fuels, Inc.'s common stock.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Hybrid Fuels, Inc.'s Articles of Incorporation, filed herewith as Exhibit 1.1, provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Hybrid Fuels, Inc.'s Bylaws, filed herewith as Exhibit 1.3, provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Hybrid Fuels, Inc. or is or was serving at the request of Hybrid Fuels, Inc. as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Hybrid Fuels, Inc. pursuant to the forgoing provisions or otherwise, Hybrid Fuels, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                             DESCRIPTION OF BUSINESS

     General
     -------

     Hybrid Fuels, Inc. was originally incorporated under the laws of the State of Florida on February 26, 1960 as Fiberglass Industries Corp. of America, which the changed its name to Rocket-Atlas Corp., Rocket Industries Corporation, Polo Investment Corp. of Missouri, Medical Advanced Systems, Inc. The Issuer's domicile was changed to Nevada as a result of a Plan of Reorganization and Merger with Polo Equities, Inc. of Nevada, effective as of May 28, 1998 and filed with the State of Nevada on June 10, 1998. The Issuer is in its early developmental and promotional stages. To date, Hybrid Fuels, Inc.'s only activities have been organizational, directed at acquiring its principal asset, the proprietary technology which resulted from a share exchange with Hybrid Fuels (Canada), Inc., Hybrid Fuels, USA, Inc., raising its initial capital and developing its business plan. Hybrid Fuels, Inc. has not commenced commercial operations. Hybrid Fuels, Inc. has one full time employee and owns no real estate. Hybrid Fuels, Inc.'s business plan is to market the alternate fuels on a worldwide basis, commencing in Western Canada. THERE IS NO ASSURANCE THAT THE PRODUCTS WILL EVER BE COMPLETELY DEVELOPED AND MARKET READY.


     Acquisition  Of  The  Proprietary  Technology
     ---------------------------------------------

     On May 28, 1998, Hybrid Fuels, Inc. entered into an Agreement to acquire all of the issued and outstanding shares of Hybrid Fuels, USA, Inc. and 330420 B.C., Ltd., renamed Hybrid Fuels (Canada), Inc., on a share for share exchange. This acquisition of these two corporations entitled the Issuer to all of the proprietary technologies developed by the corporations and described herein.

Marketing  Background
---------------------

     The business approach used by the Issuer in marketing alternate fuels and alternate fuels derivative products is to focus on the development of self-contained, integrated, high-yield farm based production facilities (Micro Energy Food Factories) across North America and internationally which generate three primary products:

          1.   ethanol to combat pollution

          2.   healthy animals, free of antibiotics, hormones and toxins

          3.   ancillary greenhouse products by surplus energy from the system.

     The Issuer recognized the marketability of such alternative fuels system on a worldwide basis. Hybrid Fuels, Inc. believes it has the proprietary edge over competition in the alternate fuels industry, an industry which is in the developmental stage and relatively new to the marketplace. There appears to be a significant amount of opposition from the mainstream energy industry which is well-established.

     Regulation Of The Energy Industry.
     ----------------------------------

     In general, existing laws and regulations apply to transactions and other activity within the energy industry; however, the precise applicability of these laws and regulations to the alternate fuels and alternate fuels products is uncertain. The vast majority of such laws were adopted prior to the advent of the alternate fuels industry and, as a result, do not contemplate or address the unique issues of the alternate fuels industry or the alternate fuels products commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes within the energy industry. Additionally, due to the increasing use of the alternate fuels and alternate fuels products, it is possible that new laws and regulations may be enacted with respect to alternate fuels and alternate fuels products and covering issues such as user safety, environmental issues, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the alternate fuels industry and may impair the growth of the alternate fuels market and result in a decline in Hybrid Fuels, Inc,'s sales.

     A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of products and services in the energy industry, and certain states have taken measures to tax alternate fuels-and alternate fuels related products and systems. Such legislation or other attempts at regulating commerce in the alternate fuels industry may substantially impair the growth of the alternate fuels industry and, as a result, adversely affect Hybrid Fuels, Inc.'s opportunity to derive financial benefit.

     Employees
     ---------

     Hybrid Fuels, Inc. is a development stage company and currently has no employees except for Clay Larson. Hybrid Fuels, Inc. is currently managed by Clay Larson, its President and Board Chairman and John Morrison,
Secretary/Treasurer, Chief Financial Officer and Director and the Board of Directors. Hybrid Fuels, Inc. looks to the Board of Directors and Officers for their technical and entrepreneurial skills and talents. For a complete discussion of the Officer and Director's experience, See "Directors and
Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Hybrid Fuels, Inc. may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Hybrid Fuels, Inc., which would dilute the ownership interest of holders of existing shares of its common stock.


     Available  Information  And  Reports  To  Securities  Holders
     -------------------------------------------------------------

     Hybrid Fuels, Inc. has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common shares of stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Hybrid Fuels, Inc. and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Hybrid Fuels, Inc.'s files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Hybrid Fuels, Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

     Upon completion of this offering, Hybrid Fuels, Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Hybrid Fuels, Inc.'s financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Hybrid Fuels, Inc.'s products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Hybrid Fuels, Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Hybrid Fuels, Inc. described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Hybrid Fuels, Inc.'s Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.


     Results  Of  Operations
     -----------------------

     During the period from May, 1998 through October 31, 2000, Hybrid Fuels, Inc. has engaged in no significant operations other than organizational activities, the acquisition of the proprietary technology through the acquisition of Hybrid Fuels USA, Inc. and 330420 B.C., Ltd., renamed Hybrid Fuels (Canada), Inc. on a share for share exchange and the preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Hybrid Fuels, Inc. during this period.

     For the current fiscal year, Hybrid Fuels, Inc. anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Hybrid Fuels, Inc. anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Hybrid Fuels, Inc.'s business plan is to complete the development of an alternate fuels plant, using the proprietary technology acquired by way of the acquisition of Hybrid Fuels, USA, Inc. and 330420 B.C., Ltd. renamed Hybrid Fuels (Canada), Inc., and to operate its business through these two subsidiaries. The Issuer also intends to procure further equity financing and/or a loan to complete the purchase of the beef processing plant, land, buildings and equipment from Mega Holdings, Ltd. Hybrid Fuels, Inc. will then determine the feasibility of marketing the alternate fuels and alternate fuels systems and products in various markets, or to center its activities on the beef processing business with the alternate fuels being part of that operation.


     Liquidity  And  Capital  Resources
     ----------------------------------

     Hybrid Fuels, Inc. remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources. Consequently, Hybrid Fuels, Inc.'s balance sheet as of June 30, 2000, reflects total assets of $321,046, in the form of the acquisition of two corporations which owned the proprietary technologies, a deposit on the beef processing plant, land, buildings and equipment and capitalized organizational costs.

     Hybrid Fuels, Inc. expects to carry out its plan of business as discussed above. Hybrid Fuels, Inc. has no immediate expenses, however the Issuer does have accounts payable of $226,000. Mr. Clay Larson and the Officers and Board of Directors will serve in their capacities with deferred compensation until financial resources are available and a market is developed for the alternate fuels and the Issuer's products.

     In addition, Hybrid Fuels, Inc. may engage in a combination with another business. Hybrid Fuels, Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Hybrid Fuels, Inc. may eventually combine, if ever. Hybrid Fuels, Inc. has an agreement to purchase a beef processing plant, land, buildings and equipment for $3,000,000 Canadian
Dollars. Hybrid Fuels, Inc. has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

     Hybrid Fuels, Inc. will need additional capital to carry out its business plan or to engage in a business combination if the majority of the shares offered by way of this Prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Hybrid Fuels, Inc. or at all.


                             DESCRIPTION OF PROPERTY

     Hybrid Fuels, Inc. currently maintains office space in Kelowna, British Columbia, Canada and Calgary, Alberta. The Issuer does not pay rent, at either location, at this time and the office space in Calgary is shared with other businesses. The Kelowna office is paid by a major shareholder, Sir Donald Craig. The Calgary office is supplied at no cost to the company by a group of potential customers of the Issuer's technologies. The Issuer does not intend to pay rent until this offering is completed. The Canadian addresses are:

     #214  -  2791  Highway  97  North
     Kelowna,  British  Columbia,  Canada  V1X  4J8

     #302  -  855  8th  Avenue  SW
     Calgary,  Alberta,  Canada  T2P  3P1

     Hybrid Fuels, Inc. does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of Hybrid Fuels, Inc., and no owner of five percent or more of Hybrid Fuels, Inc.'s outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is a limited established public trading market which exists on the National Quotations Bureau's "Pink Sheets" for Hybrid Fuels, Inc.'s securities. Hybrid Fuels, Inc. has no common equity subject to outstanding purchase options or warrants. Hybrid Fuels, Inc. has no securities convertible into its common equity. There is common equity that could be sold pursuant to Rule 144 under the Securities Act. Hybrid Fuels, Inc. has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Hybrid Fuels, Inc

     As of November, 1, 2000, there were 19,687,620 shares of common stock outstanding, held by 253 shareholder of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of Hybrid Fuels, Inc.'s outstanding shares will be eligible for sale.

     To date has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Hybrid Fuels, Inc.'s future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


                             EXECUTIVE COMPENSATION

     No officer or director has received any remuneration from Hybrid Fuels, Inc. Although there is no current plan in existence, it is possible that Hybrid Fuels, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Hybrid Fuels, Inc.'s business plan. Hybrid Fuels, Inc. has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Hybrid Fuels, Inc. has employment contracts with key personnel but has no compensatory plan or arrangement with any executive officer of Hybrid Fuels, Inc. The Officers and Directors currently do not receive any cash compensation from Hybrid Fuels, Inc. and for their services as a members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

                              FINANCIAL STATEMENTS

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE


None.


PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
-------------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Hybrid Fuels, Inc.'s Articles of Incorporation provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Hybrid Fuels, Inc. or a fiduciary of an employee benefit plan, or is or was serving at the request of Hybrid Fuels, Inc. as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The effect of these provisions is potentially to indemnify Hybrid Fuels, Inc.s Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Hybrid Fuels, Inc. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of Hybrid Fuels, Inc., filed as Exhibit 1.3, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Hybrid Fuels, Inc., absent a finding of negligence or misconduct in office. Hybrid Fuels, Inc.'s Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Hybrid Fuels, Inc. has the power to indemnify such person against liability for any of those acts.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The   securities   are  being   registered   for  the  account  of  selling
shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

SEC  registration  fee. . . . . . . . . . . . . . . . . . . . . .$264.00
Printing  and  engraving  expenses. . . . . . . . . . . . . . . . 750.00
Attorneys'  fees  and  expenses . . . . . . . . . . . . . . . .$5,000.00
Accountants'  fees  and  expenses . . . . . . . . . . . . . .$15,0000.00
Transfer  agent's  and  registrar's  fees  and  expenses. . . .$1,200.00
Miscellaneous. . . .  . . . . . . . . . . . . . . . . . . . . .$1,500.00

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . $23,714.00
     The  Registrant  will  bear  all  expenses  shown  above.

                    RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of Hybrid Fuels, Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     In June, 2000, 1,500,000 common shares of stock were sold at a price of $.10 (ten cents) per share under Rule 504D Exemption provision of the Securities Act of 1933, as amended and was registered in the State of Colorado.

EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement:


EXHIBIT
NUMBER   DESCRIPTION

1.0      Certificate of Incorporation
1.1      Articles of Incorporation
1.2      Articles of Merger
1.3      Bylaws
2.1      Specimen Stock Certificate
2.2      Stock Subscription Agreement
3.1      Opinion re: legality
3.2      Consent of Legal Counsel
3.3      Consent of Independent Auditors
4.1      Financial Statements

                                  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, Canada, on November 1, 2000.

HYBRID  FUELS,  INC.




By:
   ------------------------------------------
    Clay Larson, President and Board Chairman

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

                     November  1,  2000
---------------------------------------------
Clay  Larson                                      President, Board Chairman

---------------------------------------------
John  Morrison                                    Secretary, Director